UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2010

MIMEDX GROUP, INC.
 (Exact name of registrant as specified in its charter)

Florida	000-52491	26-2792552
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

811 Livingston Court SE, Suite B Marietta, GA	30067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 384-6720

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

(a)	On February 23, 2010, the Board of Directors of MiMedx Group, Inc. approved and adopted amendment No. 1 (the “Amendment”) to the MiMedx Group, Inc. 2006 Assumed Stock Incentive Plan (the “Plan”). The Amendment increased the aggregate number of shares of common stock available for issuance under the Plan from 5,500,000 to 8,500,000. The Company’s Board of Directors intends to submit the Amendment to the Company’s shareholders for approval at the next Annual Meeting of Shareholders to be held in May 2010. A copy of the Amendment is attached hereto as Exhibit No. 10.1

Item 5.02	COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Adoption of 2010 Management Incentive Plan

(c)	On February 23, 2010, the Board of Directors of MiMedx Group, Inc. approved and adopted the MiMedx Group, Inc. 2010 Management Incentive Plan (“MIP), which provides for the payment of cash bonuses to the Company’s named executive officers, as well as other management personnel who meet the eligibility criteria. The MIP sets forth target awards that are based on a percentage of base salary paid in 2010 while in an eligible position. The target award for the Chairman and Chief Executive Officer (“CEO”) and the President and Chief Operating Officer ( “COO”) is 50% of base salary, the target award for the Chief Financial Officer is 40% of base salary, and the target award for the other named executive officers is 30% of base salary. For the Chairman and CEO and the President and COO, the target award is based solely on the Company’s 2010 EBIDTA. For the Chief Financial Officer and the named executive officers, 75%% of the target award is based on the Company’s 2010 EBIDTA and 25% is based on achievement of individual performance objectives. The MIP provides for actual bonuses ranging from 0% to 200% of the target awards, depending upon the extent to which corporate and individual objectives are attained. For bonuses to be paid based on individual performance objectives, the Company must achieve at least 80% of the Company’s 2010 EBITDA goals. Payment of the bonuses, if any, is expected to be made in March 2011. A copy of the 2010 Management Incentive Plan is attached hereto as Exhibit 10.2.

Increase in Base Salaries of Chairman & CEO & President & COO

(e)	Also on February 23, 2010, the Compensation Committee of the Board of Directors approved increases in the base salaries of the Chairman & CEO and President and COO to $325,000 and $300,000, respectively, effective March 1, 2010.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to the MiMedx Group, Inc. 2006 Assumed Stock Incentive Plan
10.2	MiMedx Group, Inc. 2010 Management Incentive Plan (MIP)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

Dated: March 1, 2010	By: /s/: Michael J. Senken
Michael J. Senken, Chief Financial Officer

4